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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2003

Southwestern Water Exploration Company
(Exact name of Registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

33-16110-D	84-1062895
(Commission File Number)	(IRS Employee Identification No.)

4391 South Pearl Street Las Vegas, NV	89121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 661-9169

(Former name or former address, if changed since last report)

Item 5. Other Events.

        On January 6, 2003, Southwestern Water Exploration Company (the "Registrant") announced that one if its directors, Gary Beach, had resigned from the Registrant's Board of Directors effective January 3, 2003. The Registrant's Board of Directors is seeking a replacement to fill the position vacated by Mr. Beach.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwestern Water Exploration Co. (Registrant)
Date: January 14, 2003	By:	/s/ TOR S. BOSWICK Chief Executive Officer

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  Item 5. Other Events.
SIGNATURE